CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Worst of Fixed Coupon Auto-Callable RevConsSM due 2015	$4,715,000	$607.29

December 2013 Pricing Supplement No. 1,202 Registration Statement No. 333-178081 Dated December 12, 2013 Filed pursuant to Rule 424(b)(2)
S T R U C T U R E D   I N V E S T M E N T S
Opportunities in U.S. Equities
Worst of Fixed Coupon Auto-Callable RevConsSM due June 19, 2015
Payments on the RevCons Based on the Worst Performing of the Common Stock of Freeport-McMoRan Copper & Gold Inc., the Common Stock of Bank of America Corporation and the Common Stock of Cisco Systems, Inc.
Principal at Risk Securities
The Worst of Fixed Coupon Auto-Callable RevConsSM due June 19, 2015 Payments on the RevCons Based on the Worst Performing of the Common Stock of Freeport-McMoRan Copper & Gold Inc., the Common Stock of Bank of America Corporation and the Common Stock of Cisco Systems, Inc., which we refer to as the securities, do not guarantee the repayment of any principal.  Instead, the securities offer the opportunity for investors to earn a fixed quarterly coupon at an annual rate of 6.11%.  In addition, if the determination closing price of each of the Freeport-McMoran Copper & Gold Inc. common stock, the Bank of America Corporation common stock and the Cisco Systems, Inc. common stock is greater than or equal to its respective initial share price on any quarterly determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the related quarterly coupon.  However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be, in addition to the final quarterly coupon, either (i) the stated principal amount, if the final share price of each underlying stock is greater than or equal to its respective downside threshold level, or (ii) a number of shares of the worst performing underlying stock, if the final share price of any underlying stock is less than its respective downside threshold level.  These shares of the worst performing underlying stock will be worth significantly less than the principal amount of the securities and could be worth zero.  As a result, investors must be willing to accept the risk of receiving shares of the worst performing underlying stock at maturity that are worth significantly less than the stated principal amount of the securities and could be worth zero. Accordingly, investors could lose their entire initial investment in the securities.  The securities are for investors who are willing to risk their principal in exchange for the opportunity to earn interest at a potentially above-market rate.  Investors will not participate in the appreciation of any of the underlying stocks.  Because the payment at maturity on the securities is based on the worst performing underlying stock, a decline beyond the respective downside threshold level of any underlying stock will result in a significant loss of your investment even if one or both of the other underlying stocks have appreciated or have not declined as much. Investors will therefore be exposed to the risks related to each underlying stock.  The securities are unsecured obligations of Morgan Stanley, issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.
All payments are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
FINAL TERMS
Issuer:	Morgan Stanley
Underlying stocks:	Freeport-McMoRan Copper & Gold Inc. common stock (the “FCX Stock”), Bank of America Corporation common stock (the “BAC Stock”) and Cisco Systems, Inc. common stock (the “CSCO Stock”)
Aggregate principal amount:	$4,715,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	December 12, 2013
Original issue date:	December 23, 2013 (7 business days after the pricing date)
Maturity date:	June 19, 2015
Early redemption:
If, on any determination date other than the final determination date, the determination closing price of each underlying stock is greater than or equal to its respective initial share price, the securities will be automatically redeemed for an early redemption payment on the fifth business day following such determination date; provided that if, due to a market disruption event or otherwise, such determination date is postponed, the early redemption payment will be made on the fifth business day following such determination date as postponed.
The securities will not be redeemed early if the determination closing price of any underlying stock is less than the respective initial share price for such underlying stock on such determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the quarterly coupon for the related quarterly interest period.
Determination closing price:
With respect to each underlying stock, the closing price of such underlying stock on any determination date other than the final determination date times the adjustment factor for such underlying stock on such determination date

Quarterly coupon:
Unless the securities have been previously redeemed, a quarterly coupon at an annual rate of 6.11% (corresponding to approximately $15.275 per quarter per security) is paid on each coupon payment date.

Determination dates:
March 12, 2014, June 12, 2014, September 12, 2014, December 12, 2014, March 12, 2015 and June 12, 2015, subject, independently in the case of each underlying stock, to postponement for non-trading days and certain market disruption events.  We also refer to June 12, 2015 as the final determination date.

Coupon payment dates:
The fifth business day after each determination date, provided that if the securities have not been previously called, the payment of the final quarterly coupon will be made on the maturity date.  In the event of an early redemption, the early redemption payment (including the quarterly coupon for the related quarterly interest period) will be made on the fifth business day following the related determination date.

Payment at maturity:	•	If the final share price of each underlying stock is greater than or equal to its respective downside threshold level:	(i) the stated principal amount plus (ii) the quarterly coupon for the final quarterly interest period
	•	If the final share price of any underlying stock is less than its respective downside threshold level:
(i) a number of shares of the worst performing underlying stock equal to the product of the exchange ratio and the adjustment factor for such worst performing underlying stock, each as of the final determination date, and (ii) the quarterly coupon for the final quarterly interest period.  If you receive shares of the worst performing underlying stock at maturity, we will pay cash value (rounded down to the nearest cent and determined as of the final determination date) of any fractional shares of such worst performing underlying stock on a per-security basis in lieu of delivering such fractional shares.
Under these circumstances, investors will lose a significant portion, and may lose all, of their principal.

Exchange ratio:
If applicable, the exchange ratio for each underlying stock will be:
With respect to the FCX Stock, 29.16302, which is the stated principal amount divided by the initial share price of such underlying stock
With respect to the BAC Stock, 65.57377, which is the stated principal amount divided by the initial share price of such underlying stock
With respect to the CSCO Stock, 48.75670, which is the stated principal amount divided by the initial share price of such underlying stock

Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Downside threshold level:
With respect to the FCX Stock, $20.574, which is equal to 60% of its initial share price
With respect to the BAC Stock, $9.15, which is equal to 60% of its initial share price
With respect to the CSCO Stock, $12.306, which is equal to 60% of its initial share price

	Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$961.20 per security. See “Investment Summary” page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to issuer(2)
Per security	$1,000	$20	$980
Total	$4,715,000	$94,300	$4,620,700
(1)
Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $20 for each security they sell.  See “Supplemental information regarding plan of distribution; conflicts of interest.”  For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 25.
The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Information About the Securities” at the end of this document.
Product Supplement for Auto-Callable Securities dated October 19, 2012            Prospectus dated November 21, 2011

Worst of Fixed Coupon Auto-Callable RevConsSM due June 19, 2015
Payments on the RevCons Based on the Worst Performing of the Common Stock of Freeport-McMoRan Copper & Gold Inc., the Common Stock of Bank of America Corporation and the Common Stock of Cisco Systems, Inc.
Principal at Risk Securities

Terms continued from previous page:
Initial share price:
With respect to the FCX Stock, $34.29, which is its closing price on the pricing date
With respect to the BAC Stock, $15.25, which is its closing price on the pricing date
With respect to the CSCO Stock, $20.51, which is its closing price on the pricing date

Final share price:	With respect to each underlying stock, the closing price of such underlying stock on the final determination date times the adjustment factor for such underlying stock on such date
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from the respective initial share price to the respective final share price
CUSIP / ISIN:	61761JNM7 / US61761JNM70
Listing:	The securities will not be listed on any securities exchange.

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Worst of Fixed Coupon Auto-Callable RevConsSM due June 19, 2015
Payments on the RevCons Based on the Worst Performing of the Common Stock of Freeport-McMoRan Copper & Gold Inc., the Common Stock of Bank of America Corporation and the Common Stock of Cisco Systems, Inc.
Principal at Risk Securities

Investment Summary

Worst of Fixed Coupon Auto-Callable RevCons

Principal at Risk Securities

The Worst of Fixed Coupon Auto-Callable RevConsSM due June 19, 2015 Payments on the RevCons Based on the Worst Performing of the Common Stock of Freeport-McMoRan Copper & Gold Inc., the Common Stock of Bank of America Corporation and the Common Stock of Cisco Systems, Inc., which we refer to as the securities, provide an opportunity for investors to earn a fixed quarterly coupon at an annual rate of 6.11%.  In addition, if the determination closing price of each of the Freeport-McMoRan Copper & Gold Inc. common stock, the Bank of America Corporation common stock and the Cisco Systems, Inc. common stock is greater than or equal to its respective initial share price on any quarterly determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the related quarterly coupon.  However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be, in addition to the final quarterly coupon, either (i) the stated principal amount, if the final share price of each underlying stock is greater than or equal to its respective downside threshold level, or (ii) a number of shares of the worst performing underlying stock, if the final share price of any underlying stock is less than its respective downside threshold level.  These shares of the worst performing underlying stock will be worth significantly less than the principal amount of the securities and could be worth zero.  As a result, investors must be willing to accept the risk of receiving shares of the worst performing underlying stock at maturity that are worth significantly less than the stated principal amount of the securities and could be worth zero.  Accordingly, investors could lose their entire initial investment in the securities. In addition, investors will not participate in the appreciation of any of the underlying stocks.

The original issue price of each security is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000.  We estimate that the value of each security on the pricing date is $961.20.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the quarterly coupon rate and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

December 2013	Page 3

Worst of Fixed Coupon Auto-Callable RevConsSM due June 19, 2015
Payments on the RevCons Based on the Worst Performing of the Common Stock of Freeport-McMoRan Copper & Gold Inc., the Common Stock of Bank of America Corporation and the Common Stock of Cisco Systems, Inc.
Principal at Risk Securities

Key Investment Rationale

The securities offer investors an opportunity to earn a fixed quarterly coupon at an annual rate of 6.11%.  The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable quarterly coupon, and the payment at maturity will vary depending on the final share price of each underlying stock, as follows:

Scenario 1
On any determination date other than the final determination date, the determination closing price of each underlying stock is greater than or equal to its respective initial share price.
▪ The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the quarterly coupon for the related quarterly interest period.  No further payments will be made on the securities once they have been redeemed.
▪ Investors will not participate in any appreciation of any underlying stock.

Scenario 2
The securities are not automatically redeemed prior to maturity and the final share price of each underlying stock is greater than or equal to its respective downside threshold level.
▪ The payment due at maturity will be (i) the stated principal amount plus (ii) the quarterly coupon for the final quarterly interest period.
▪ Investors will not participate in any appreciation of any underlying stock.

Scenario 3
The securities are not automatically redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level.
▪ The payment due at maturity will be, in addition to the final quarterly coupon, a number of shares of the worst performing underlying stock equal to the product of the exchange ratio and the adjustment factor for such worst performing underlying stock, each as of the final determination date.  If you receive shares of the worst performing underlying stock at maturity, we will pay cash value (rounded down to the nearest cent and determined as of the final determination date) of any fractional shares of such worst performing underlying stock on a per-security basis in lieu of delivering such fractional shares.
▪ Investors will lose a significant portion, and may lose all, of their principal in this scenario.

December 2013	Page 4

Worst of Fixed Coupon Auto-Callable RevConsSM due June 19, 2015
Payments on the RevCons Based on the Worst Performing of the Common Stock of Freeport-McMoRan Copper & Gold Inc., the Common Stock of Bank of America Corporation and the Common Stock of Cisco Systems, Inc.
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities are redeemed early and the payment at maturity.  The following examples are for illustrative purposes only.  Whether the securities are redeemed early will be determined by reference to the determination closing price of each underlying stock on each quarterly determination date other than the final determination date, and the payment at maturity will be determined by reference to the final share price of each underlying stock on the final determination date.  The actual initial share price and downside threshold level for each underlying stock are set forth on the cover of this document.  All payments on the securities are subject to the credit risk of Morgan Stanley.  The below examples are based on the following terms:

Quarterly Coupon:	6.11% per annum (corresponding to approximately $15.275 per quarter per security)1
Payment at Maturity:	•
If the final share price of each underlying stock is greater than or equal to its respective downside threshold level: (i) the stated principal amount plus (ii) the quarterly coupon for the final quarterly interest period.

•
If the final share price of any underlying stock is less than its respective downside threshold level: (i) a number of shares of the worst performing underlying stock equal to the product of the exchange ratio and the adjustment factor for such worst performing underlying stock, each as of the final determination date,2 and (ii) the quarterly coupon for the final quarterly interest period.

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Share Price:	With respect to the FCX Stock: $40 With respect to the BAC Stock: $15 With respect to the CSCO Stock: $25
Hypothetical Downside Threshold Level:
With respect to the FCX Stock: $24, which is 60% of its hypothetical initial share price
With respect to the BAC Stock: $9, which is 60% of its hypothetical initial share price
With respect to the CSCO Stock: $15, which is 60% of its hypothetical initial share price

Hypothetical Adjustment Factor:	With respect to each underlying stock, 1.0

1 The actual quarterly coupon will be an amount determined by the calculation agent based on the actual coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day count basis.  The hypothetical quarterly coupon of $15.275 is used in these examples for ease of analysis.

2  If you receive shares of the worst performing underlying stock at maturity, we will pay cash value (rounded down to the nearest cent and determined as of the final determination date) of any fractional shares of such worst performing underlying stock on a per-security basis in lieu of delivering such fractional shares.

How to determine whether the securities are redeemed early:

	Determination Closing Price			Early Redemption Amount*
	FCX Stock	BAC Stock	CSCO Stock
Hypothetical Determination Date 1	$35 (below its initial share price)	$5 (below its initial share price)	$10 (below its initial share price)	N/A
Hypothetical Determination Date 2	$40 (at or above its initial share price)	$10 (below its initial share price)	$15 (below its initial share price)	N/A
Hypothetical Determination Date 3	$45 (at or above its initial share price)	$15 (at or above its initial share price)	$20 (below its initial share price)	N/A
Hypothetical Determination Date 4	$50 (at or above its initial share price)	$20 (at or above its initial share price)	$25 (at or above its initial share price)	$1,015.275 (the stated principal amount plus the hypothetical quarterly coupon for the final quarterly interest period)
* The Early Redemption Amount includes the unpaid quarterly coupon for the related quarterly interest period.

If, on any determination date other than the final determination date, the determination closing price of each underlying stock is greater than or equal to its respective initial share price, the securities will be automatically redeemed for an early redemption payment on the fifth business day following the related determination date.

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Worst of Fixed Coupon Auto-Callable RevConsSM due June 19, 2015
Payments on the RevCons Based on the Worst Performing of the Common Stock of Freeport-McMoRan Copper & Gold Inc., the Common Stock of Bank of America Corporation and the Common Stock of Cisco Systems, Inc.
Principal at Risk Securities

On hypothetical determination date 1, the FCX Stock, the BAC Stock and the CSCO Stock all close below their respective initial share prices.  Therefore, the securities are not redeemed early on such determination date.

On hypothetical determination date 2, one underlying stock closes at or above its initial share price but the other underlying stocks close below their respective initial share prices.  Therefore, the securities are not redeemed early on such determination date.

On hypothetical determination date 3, two underlying stocks close at or above their respective initial share prices but the other underlying stock closes below its initial share price.  Therefore, the securities are not redeemed early on such determination date.

On hypothetical determination date 4, each underlying stock closes at or above its respective initial share price.  Accordingly, the securities are automatically redeemed following such determination date.  You receive the early redemption payment, calculated as follows:

stated principal amount + hypothetical quarterly coupon = $1,000 + $15.275 = $1,015.275

No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early if the determination closing price of any underlying stock is less than the initial share price for such underlying stock on the related determination date.

How to determine the payment at maturity:

In the following examples, the determination closing price of one or more underlying stocks is less than its respective initial share price on each determination date prior to the final determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price			Payment at Maturity (in addition to the hypothetical quarterly coupon of $15.275 with respect to the final quarterly interest period)
	FCX Stock	BAC Stock	CSCO Stock
Example 1:	$36 (at or above its downside threshold level)	$13 (at or above its downside threshold level)	$20 (at or above its downside threshold level)	$1,000 (the stated principal amount)
Example 2:	$48 (at or above its downside threshold level)	$6 (below its downside threshold level)	$30 (at or above its downside threshold level)	66 shares of the BAC Stock plus $4.00 in lieu of fractional shares per stated principal amount
Example 3:	$20 (below its downside threshold level)	$10 (at or above its downside threshold level)	$13.75 (below its downside threshold level)	25 shares of the FCX Stock per stated principal amount
Example 4:	$36 (at or above its downside threshold level)	$7.50 (below its downside threshold level)	$10 (below its downside threshold level)	40 shares of the CSCO Stock per stated principal amount
Example 5:	$16 (below its downside threshold level)	$3 (below its downside threshold level)	$12.50 (below its downside threshold level)	66 shares of the BAC Stock plus $2.00 in lieu of fractional shares per stated principal amount

In example 1, the final share prices of the FCX Stock, the BAC Stock and the CSCO Stock are at or above their respective downside threshold levels.  Therefore, investors receive the stated principal amount of the securities at maturity.

In example 2, the final share prices of the FCX Stock and the CSCO Stock are above their respective downside threshold levels, but the final share price of the BAC Stock is below its downside threshold level.  Therefore, even though the FCX Stock and the CSCO Stock have appreciated in their values, investors are exposed to the downside performance of the BAC Stock, which is the worst performing underlying stock in this example, and receive shares of the BAC Stock, calculated as follows:

Number of shares of the worst performing underlying stock = exchange ratio × adjustment factor

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Worst of Fixed Coupon Auto-Callable RevConsSM due June 19, 2015
Payments on the RevCons Based on the Worst Performing of the Common Stock of Freeport-McMoRan Copper & Gold Inc., the Common Stock of Bank of America Corporation and the Common Stock of Cisco Systems, Inc.
Principal at Risk Securities

=	(stated principal amount / initial share price of the worst performing underlying stock) × adjustment factor

=	($1,000 / $15) × 1.0

=	66.66667 shares per security

As of the final determination date, 66 shares of the BAC Stock would be worth $6 × 66 = $396, plus you will also receive a cash payment for fractional shares based on the determination closing price of the BAC Stock on the final determination date of $6 × 0.66667 = approximately $4.00 (rounded down to the nearest cent), for a total value of approximately $400.00, resulting in an approximately -60.00% return on the stated principal amount.

In examples 3 and 4, the final share price of one underlying stock is at or above its downside threshold level, but the final share prices of the other underlying stocks are below their respective downside threshold levels.  Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity.

In example 3, the FCX Stock has declined 50% from its initial share price to its final share price, while the CSCO Stock has declined 45% from its initial share price to its final share price.  Therefore, investors are exposed to the downside performance of the FCX Stock, which is the worst performing underlying stock in this example, and receive shares of the FCX Stock, calculated as follows:

Number of shares of the worst performing underlying stock = exchange ratio × adjustment factor

=	(stated principal amount / initial share price of the worst performing underlying stock) × adjustment factor

=	($1,000 / $40) × 1.0

=	25 shares per security

As of the final determination date, 25 shares of the FCX Stock would be worth $20 × 25 = $500, resulting in a -50% return on the stated principal amount.

In example 4, the BAC Stock has declined 50% from its initial share price to its final share price, while the CSCO Stock has declined 60% from its initial share price to its final share price.  Therefore, investors are exposed to the downside performance of the CSCO Stock, which is the worst performing underlying stock in this example, and receive shares of the CSCO Stock, calculated as follows:

Number of shares of the worst performing underlying stock = exchange ratio × adjustment factor

=	(stated principal amount / initial share price of the worst performing underlying stock) × adjustment factor

=	($1,000 / $25) × 1.0

=	40 shares per security

As of the final determination date, 40 shares of the CSCO Stock would be worth $10 × 40 = $400, resulting in a -60% return on the stated principal amount.

In example 5, the final share prices of the FCX Stock, the BAC Stock and the CSCO Stock are all below their respective downside threshold levels.  In this example, the FCX Stock has declined 60% from its initial share price to its final share price and the CSCO Stock has declined 50% from its initial share price to its final share price, while the BAC Stock has declined 80%

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Principal at Risk Securities

from its initial share price.  Therefore, investors are exposed to the downside performance of the BAC Stock, which is the worst performing underlying stock in this example, and receive shares of the BAC Stock, calculated as follows:

Number of shares of the worst performing underlying stock = exchange ratio × adjustment factor

=	(stated principal amount / initial share price of the worst performing underlying stock) × adjustment factor

=	($1,000 / $15) × 1.0

=	66.66667 shares per security

As of the final determination date, 66 shares of the BAC Stock would be worth $3 × 66 = $198, plus you will also receive a cash payment for fractional shares based on the determination closing price of the BAC Stock on the final determination date of $3 × 0.66667 = approximately $2.00 (rounded down to the nearest cent), for a total value of approximately $200, resulting in an approximately -80.00% return on the stated principal amount.

If the final share price of any underlying stock is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying stock at maturity.  You will receive shares of the worst performing underlying stock that will be worth significantly less than the principal amount of the securities and that could be worth zero.

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Principal at Risk Securities

Risk Factors
The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus.  You should also consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪
The securities do not guarantee the return of any principal.  The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity.  Instead, if the securities have not been automatically redeemed prior to maturity and if the final share price of any underlying stock is less than its respective downside threshold level, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to the initial share price, on a 1 to 1 basis and you will receive for each security that you hold at maturity, in addition to the final quarterly coupon, a number of shares of the worst performing underlying stock equal to the exchange ratio times the adjustment factor for such worst performing underlying stock.  The value of those shares will be less than 60% of the stated principal amount and could be zero.

▪
You are exposed to the price risk of each underlying stock.  Your return on the securities is not linked to a basket consisting of the three underlying stocks.  Rather, it will be contingent upon the independent performance of each underlying stock.  Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock.  Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks.  If any underlying stock has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1 to 1 basis, even if the other underlying stocks have appreciated or have not declined as much.  Under this scenario, the value of the shares of the worst performing underlying stocks will be less than 60% of the stated principal amount and could be zero.  Accordingly, your investment is subject to the price risk of each underlying stock.

▪
Investors will not participate in any appreciation in the price of any underlying stock.  Investors will not participate in any appreciation in the price of any underlying stock from its respective initial share price, and the return on the securities will be limited to the quarterly coupon that is paid for each quarterly interest period.

▪
The automatic early redemption feature may limit the term of your investment to approximately three months.  If the securities are redeemed early, you may not be able to reinvest at comparable terms or returns.  The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities.  If the securities are redeemed prior to maturity, you will receive no more quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪
The market price will be influenced by many unpredictable factors.  Several factors will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market.  Although we expect that generally the closing prices of the underlying stocks on any day, including in relation to the respective downside threshold levels, will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

o	dividend rates on the underlying stocks,

o	interest and yield rates in the market,

o	time remaining until the securities mature,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the final share prices of the underlying stocks,

o	the occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

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Payments on the RevCons Based on the Worst Performing of the Common Stock of Freeport-McMoRan Copper & Gold Inc., the Common Stock of Bank of America Corporation and the Common Stock of Cisco Systems, Inc.
Principal at Risk Securities

The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen.  See “Freeport-McMoRan Copper & Gold Inc. Overview,” “Bank of America Corporation Overview” and “Cisco Systems, Inc. Overview” below.  You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption or at maturity, and therefore you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
Investing in the securities is not equivalent to investing in the underlying stocks.  Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks.

▪
No affiliation with the underlying stock issuers. The underlying stock issuers are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities.  We have not made any due diligence inquiry with respect to the underlying stock issuers in connection with this offering.

▪
We may engage in business with or involving the underlying stock issuers without regard to your interests.  We or our affiliates may presently or from time to time engage in business with the underlying stock issuers without regard to your interests and thus may acquire non-public information about the underlying issuers.  Neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying stock issuers, which may or may not recommend that investors buy or hold the underlying stocks.

▪
The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock.  MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits and stock dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers.  However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks.  For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final determination date.  If an event occurs that does not require the calculation agent to adjust the adjustment factors, the market price of the securities may be materially and adversely affected.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.  When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪
The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us.  Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the

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Principal at Risk Securities

original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪
The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect.  As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities.  In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions.  See also “The market price will be influenced by many unpredictable factors” above.

▪
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities.  One or more of our subsidiaries and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks.  Some of our subsidiaries also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could have increased the initial share price of an underlying stock and, as a result, could have increased the downside threshold level for such underlying stock, which, if the securities are not redeemed prior to maturity, is the price at or above which the underlying stock must close in order for you to avoid being exposed to the negative price performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks).  Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of any underlying stock on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity, if any.

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MS & Co. has determined the initial share prices and the downside threshold levels, and will determine the final share prices, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment that you will receive upon an automatic early redemption or at maturity, if any.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or nonoccurrence of market disruption events, may affect the payout to you upon an automatic early redemption or at maturity.  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪
The U.S. federal income tax consequences of an investment in the securities are uncertain.  There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions―Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities.  We intend to treat a security, under current law, as a unit consisting of (i) a Put Right (as defined below under “Additional Provisions―Tax considerations”) written by you to us that, if

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Principal at Risk Securities

exercised, requires you to pay to us an amount equal to the Deposit (as defined below under “Additional Provisions―Tax considerations”), in exchange for the shares of the worst performing underlying stock (and cash in lieu of a fractional share), and (ii) a Deposit with us of a fixed amount of cash to secure your obligation under the Put Right.  Alternative U.S. federal income tax treatments of the securities are possible, and if the Internal Revenue Service (the “IRS”) were successful in asserting such an alternative tax treatment for the securities the timing and the character of income on the securities might differ significantly from the tax treatment described herein.  We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not entirely clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss (including whether the entire coupon on the securities should be required to be included currently as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.

Non-U.S. Holders should note that we currently do not intend to withhold on any payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with certification necessary to establish an exemption from withholding).  However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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Payments on the RevCons Based on the Worst Performing of the Common Stock of Freeport-McMoRan Copper & Gold Inc., the Common Stock of Bank of America Corporation and the Common Stock of Cisco Systems, Inc.
Principal at Risk Securities

Freeport-McMoRan Copper & Gold Inc. Overview

Freeport-McMoRan Copper & Gold Inc. is a copper, gold and molybdenum mining company.  The FCX Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Information provided to or filed with the Securities and Exchange Commission by Freeport-McMoRan Copper & Gold Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-11307-01 through the Securities and Exchange Commission’s website at.www.sec.gov.  In addition, information regarding Freeport-McMoRan Copper & Gold Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the FCX Stock is accurate or complete.

Information as of market close on December 12, 2013:

Bloomberg Ticker Symbol:	FCX
Current Stock Price:	$34.29
52 Weeks Ago:	$32.52
52 Week High (on 10/29/2013):	$37.68
52 Week Low (on 6/24/2013):	$26.82
Current Dividend Yield:	3.63%

The following table sets forth the published high and low closing prices of, as well as dividends on, the FCX Stock for each quarter from January 1, 2010 through December 12, 2013.  The closing price of the FCX Stock on December 12, 2013 was $34.29.  The associated graph shows the closing prices of the FCX Stock for each day from January 1, 2008 through December 12, 2013. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the FCX Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the FCX Stock at any time, including on the determination dates.

Common Stock of Freeport-McMoRan Copper & Gold Inc. (CUSIP 35671D857)	High ($)	Low ($)	Dividends ($)
2010
First Quarter	44.05	33.35	0.08
Second Quarter	43.67	29.33	0.08
Third Quarter	43.52	29.09	0.15
Fourth Quarter	60.05	43.62	0.65
2011
First Quarter	60.92	47.79	2.25
Second Quarter	57.44	46.83	0.75
Third Quarter	56.30	30.45	0.25
Fourth Quarter	42.80	29.87	0.25
2012
First Quarter	46.73	37.36	0.25
Second Quarter	39.11	31.60	0.31
Third Quarter	42.64	31.43	0.31
Fourth Quarter	42.43	30.81	0.31
2013
First Quarter	36.09	31.40	0.31
Second Quarter	33.76	26.82	0.31
Third Quarter	34.60	27.34	1.31
Fourth Quarter (through December 12, 2013)	37.68	32.88	0.31

We make no representation as to the amount of dividends, if any, that Freeport-McMoRan Copper & Gold Inc. may pay in the future.  In any event, as an investor in the Worst of Fixed Coupon Auto-Callable RevCons, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Freeport-McMoRan Copper & Gold Inc.

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Payments on the RevCons Based on the Worst Performing of the Common Stock of Freeport-McMoRan Copper & Gold Inc., the Common Stock of Bank of America Corporation and the Common Stock of Cisco Systems, Inc.
Principal at Risk Securities

Common Stock of Freeport-McMoRan Copper & Gold Inc. – Daily Closing Prices January 1, 2008 to December 12, 2013

* The red solid line indicates the downside threshold level of $20.574, which is 60% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the FCX Stock or other securities of Freeport-McMoRan Copper & Gold Inc.  We have derived all disclosures contained in this document regarding Freeport-McMoRan Copper & Gold Inc. stock from the publicly available documents described in the preceding paragraph.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Freeport-McMoRan Copper & Gold Inc.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Freeport-McMoRan Copper & Gold Inc. is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the FCX Stock (and therefore the price of the FCX Stock at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Freeport-McMoRan Copper & Gold Inc. could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the FCX Stock.

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Payments on the RevCons Based on the Worst Performing of the Common Stock of Freeport-McMoRan Copper & Gold Inc., the Common Stock of Bank of America Corporation and the Common Stock of Cisco Systems, Inc.
Principal at Risk Securities

Bank of America Corporation Overview

Bank of America Corporation is a bank holding company and a financial holding company.  The BAC Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Information provided to or filed with the Securities and Exchange Commission by Bank of America Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-06523 through the Securities and Exchange Commission’s website at.www.sec.gov.  In addition, information regarding Bank of America Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the BAC Stock is accurate or complete.

Information as of market close on December 12, 2013:

Bloomberg Ticker Symbol:	BAC
Current Stock Price:	$15.25
52 Weeks Ago:	$10.61
52 Week High (on 11/26/2013):	$15.88
52 Week Low (on 12/13/2012):	$10.54
Current Dividend Yield:	0.26%

The following table sets forth the published high and low closing prices of, as well as dividends on, the BAC Stock for each quarter from January 1, 2010 through December 12, 2013.  The closing price of the BAC Stock on December 12, 2013 was $15.25.  The associated graph shows the closing prices of the BAC Stock for each day from January 1, 2008 through December 12, 2013. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the BAC Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the BAC Stock at any time, including on the determination dates.

Common Stock of Bank of America Corporation (CUSIP 060505104)	High ($)	Low ($)	Dividends ($)
2010
First Quarter	18.04	14.45	0.01
Second Quarter	19.48	14.37	0.01
Third Quarter	15.67	12.32	0.01
Fourth Quarter	13.56	10.95	0.01
2011
First Quarter	15.25	13.33	0.01
Second Quarter	13.72	10.50	0.01
Third Quarter	11.09	6.06	0.01
Fourth Quarter	7.35	4.99	0.01
2012
First Quarter	9.93	5.80	0.01
Second Quarter	9.68	6.83	0.01
Third Quarter	9.55	7.04	0.01
Fourth Quarter	11.61	8.93	0.01
2013
First Quarter	12.78	11.03	0.01
Second Quarter	13.83	11.44	0.01
Third Quarter	14.95	12.83	0.01
Fourth Quarter (through December 12, 2013)	15.88	13.69	0.01

We make no representation as to the amount of dividends, if any, that Bank of America Corporation may pay in the future.  In any event, as an investor in the Worst of Fixed Coupon Auto-Callable RevCons, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Bank of America Corporation

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Payments on the RevCons Based on the Worst Performing of the Common Stock of Freeport-McMoRan Copper & Gold Inc., the Common Stock of Bank of America Corporation and the Common Stock of Cisco Systems, Inc.
Principal at Risk Securities

Common Stock of Bank of America Corporation – Daily Closing Prices January 1, 2008 to December 12, 2013

* The red solid line indicates the downside threshold level of $9.15, which is 60% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the BAC Stock or other securities of Bank of America Corporation.  We have derived all disclosures contained in this document regarding Bank of America Corporation stock from the publicly available documents described in the preceding paragraph.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Bank of America Corporation.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Bank of America Corporation is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the BAC Stock (and therefore the price of the BAC Stock at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Bank of America Corporation could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the BAC Stock.

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Payments on the RevCons Based on the Worst Performing of the Common Stock of Freeport-McMoRan Copper & Gold Inc., the Common Stock of Bank of America Corporation and the Common Stock of Cisco Systems, Inc.
Principal at Risk Securities

Cisco Systems, Inc. Overview

Cisco Systems, Inc. designs, manufactures, and sells Internet Protocol-based networking and other products related to the communications and information technology industry and provides services associated with these products and their use.  The CSCO Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Information provided to or filed with the Securities and Exchange Commission by Cisco Systems, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-18225 through the Securities and Exchange Commission’s website at.www.sec.gov.  In addition, information regarding Cisco Systems, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the CSCO Stock is accurate or complete.

Information as of market close on December 12, 2013:

Bloomberg Ticker Symbol:	CSCO
Current Stock Price:	$20.51
52 Weeks Ago:	$19.73
52 Week High (on 8/14/2013):	$26.38
52 Week Low (on 12/28/2012):	$19.45
Current Dividend Yield:	3.35%

The following table sets forth the published high and low closing prices of, as well as dividends on, the CSCO Stock for each quarter from January 1, 2010 through December 12, 2013.  The closing price of the CSCO Stock on December 12, 2013 was $20.51.  The associated graph shows the closing prices of the CSCO Stock for each day from January 1, 2008 through December 12, 2013. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the CSCO Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the CSCO Stock at any time, including on the determination dates.

Common Stock of Cisco Systems, Inc. (CUSIP 17275R102)	High ($)	Low ($)	Dividends ($)
2010
First Quarter	26.65	22.47	-
Second Quarter	27.57	21.31	-
Third Quarter	24.77	19.99	-
Fourth Quarter	24.49	19.07	-
2011
First Quarter	22.05	17.00	-
Second Quarter	18.07	14.84	0.06
Third Quarter	16.67	13.73	0.06
Fourth Quarter	19.12	15.19	0.06
2012
First Quarter	21.15	18.63	0.06
Second Quarter	21.19	15.96	0.08
Third Quarter	19.73	15.12	0.08
Fourth Quarter	20.38	16.82	0.14
2013
First Quarter	21.93	20.29	0.14
Second Quarter	24.82	20.38	0.17
Third Quarter	26.38	23.31	0.17
Fourth Quarter (through December 12, 2013)	24.00	20.51	0.17

We make no representation as to the amount of dividends, if any, that Cisco Systems, Inc. may pay in the future.  In any event, as an investor in the Worst of Fixed Coupon Auto-Callable RevCons, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Cisco Systems, Inc.

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Payments on the RevCons Based on the Worst Performing of the Common Stock of Freeport-McMoRan Copper & Gold Inc., the Common Stock of Bank of America Corporation and the Common Stock of Cisco Systems, Inc.
Principal at Risk Securities

Common Stock of Cisco Systems, Inc. – Daily Closing Prices January 1, 2008 to December 12, 2013

* The red solid line indicates the downside threshold level of $12.306, which is 60% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the CSCO Stock or other securities of Cisco Systems, Inc.  We have derived all disclosures contained in this document regarding Cisco Systems, Inc. stock from the publicly available documents described in the preceding paragraph.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Cisco Systems, Inc.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Cisco Systems, Inc. is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the CSCO Stock (and therefore the price of the CSCO Stock at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Cisco Systems, Inc. could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the CSCO Stock.

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Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Day count convention:	30/360
Interest period:	Quarterly
Record date:
The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any quarterly coupon payable at maturity or upon redemption shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

No fractional shares:
At maturity, if our payment is to be made in shares of an underlying stock, we will deliver the number of shares of such underlying stock due with respect to the securities, as described above, but we will pay cash in lieu of delivering any fractional share of such underlying stock in an amount equal to the corresponding fractional closing price of such fraction of a share of such underlying stock, as determined by the calculation agent as of the final determination date.

Underlying stock:	The accompanying product supplement refers to the underlying stock as the “underlying shares.”
Underlying stock issuer:
With respect to the FCX Stock, Freeport-McMoRan Copper & Gold Inc.
With respect to the BAC Stock, Bank of America Corporation
With respect to the CSCO Stock, Cisco Systems, Inc.
The accompanying product supplement refers to the underlying stock issuer as the “underlying company.”

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Postponement of maturity date:
If the scheduled final determination date is not a trading day or if a market disruption event with respect to each underlying stock occurs on that day so that the final determination date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that final determination date as postponed.

Postponement of coupon payment dates:
If a coupon payment date (including the maturity date) is postponed as a result of the postponement of the relevant determination date, no adjustment shall be made to any quarterly coupon paid on that postponed date.

Antidilution adjustments:
The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.
5. If, with respect to one or more underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underlying stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon early redemption or at maturity for each security will be as follows:

•      Upon any determination date following the effective date of a reorganization event and prior to the final determination date:  If the exchange property value (as defined below) is greater than or equal to its initial share price, and the final share prices (or exchange property values, if applicable) of the other underlying stocks are also greater than or equal to their respective initial share prices, the securities will be automatically redeemed for an early redemption payment.

•      Upon the final determination date, if the securities have not previously been automatically redeemed:  You will receive for each security that you hold a payment at maturity equal to:

➢      If the exchange property value on the final determination date is greater than or equal to the respective downside threshold level, and the final share prices of the other underlying stocks (or exchange property value, as applicable) are also greater than their respective downside threshold levels: (i) the stated principal amount plus (ii) the quarterly coupon for the final quarterly interest period.

➢      If the exchange property value on the final determination date is less than the respective downside threshold level, or if the final share price(s) (or exchange property value(s), if applicable) of any other underlying stock is less than its respective downside threshold level:

➢           If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: a number of shares of the worst performing underlying stock equal to the product of the exchange ratio and the adjustment factor for such worst performing

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Principal at Risk Securities

underlying stock.

➢      If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”), in an amount equal to the exchange property delivered with respect to a number of shares of such worst performing underlying stock equal to the exchange ratio times the adjustment factor for such worst performing underlying stock, each determined at the time of the reorganization event, or, at our sole option, the cash value of such exchange property as of the final determination date and (ii) the quarterly coupon for the final quarterly interest period.

If exchange property consists of more than one type of property and we elect to deliver exchange property, rather than the cash value thereof, we will deliver to DTC, as holder of the securities, at maturity a pro rata share of each such type of exchange property.  We expect that such exchange property will be distributed to investors in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  If exchange property includes a cash component, investors will not receive any interest accrued on such cash component.  In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial share price or less than the downside threshold level, or for determining the worst performing underlying stock, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction).  In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect.  The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward.  Adjustments to the adjustment factor will be made up to the close of business on the final determination date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above.  The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of such underlying stock, including, without limitation, a partial tender or exchange offer for such underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

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Principal at Risk Securities

Listing:	The securities will not be listed on any securities exchange.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Tax considerations:
Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities.  This discussion applies only to initial investors in the securities who:

•     purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and
•     will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;
•     insurance companies;
•     certain dealers and traders in securities, commodities or foreign currencies;
•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•     regulated investment companies;
•     real estate investment trusts;
•     tax exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; and
•     persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed, nor are any consequences resulting from the Medicare tax on investment income.  In addition, this summary does not address the U.S. federal income tax consequences of the ownership or disposition of any underlying shares should an investor receive any underlying shares at maturity.  Investors should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuer of the underlying shares and consult their tax advisers regarding the potential U.S. federal income tax consequences of the ownership and disposition of any underlying shares.
This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this document may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the securities.  We intend to treat a security, under current law, for all U.S. federal income tax purposes, as a unit consisting of the following:

(i)   a put right (the “Put Right”) written by you to us that, if exercised, requires you to pay us an amount equal to the Deposit (as defined below) in exchange for the shares of the worst performing underlying stock (and cash in lieu of any fractional share); and

(ii)   a deposit with us of a fixed amount of cash, equal to the issue price, to secure your obligation to purchase the underlying shares (the “Deposit”) that pays interest based on our

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Principal at Risk Securities

cost of borrowing at the time of issuance (the “Yield on the Deposit”).

Based on the treatment set forth above, we have determined that the Yield on the Deposit is 0.6049% per annum, compounded quarterly, and that the remaining portion of the coupon payments on the securities is attributable to the premium on the Put Right (the “Put Premium”) as set forth below:

Underlying Stocks	Coupon Rate	Yield on the Deposit	Put Premium
Common Stock of Freeport-McMoRan Copper & Gold Inc. (FCX), Bank of America Corporation (BAC), and Cisco Systems Inc. (CSCO)	6.11% p.a.	0.6049% p.a.	5.5051% p.a.

We will allocate 100% of the issue price of the securities to the Deposit and none to the Put Right.  Our allocation of the issue price between the Put Right and the Deposit will be binding on you, unless you timely and explicitly disclose to the Internal Revenue Service (the “IRS”) that your allocation is different from ours.  This allocation is not, however, binding on the IRS or a court.

No statutory, judicial or administrative authority directly addresses the treatment of the securities or instruments similar to the securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the securities.  Significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain, and no assurance can be given that the IRS or a court will agree with the treatment described herein.  In the opinion of our counsel, Davis Polk & Wardwell LLP, the treatment of the securities described above is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.  Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments of the securities) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;
•     a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the Securities

Assuming the treatment of the securities and allocation of the issue price as set forth above are respected, the following U.S. federal income tax consequences should result.

Coupon Payments on the Securities.  Under the characterization described above under “—General,” only a portion of the coupon payments on the securities will be attributable to the Yield on the Deposit.  The remainder of the coupon payments will represent payments attributable to the Put Premium.  To the extent attributable to the Yield on the Deposit, coupon payments on the securities will generally be taxable to a U.S. Holder as ordinary interest income at the time accrued or received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

The Put Premium will not be taxable to a U.S. Holder upon receipt but will be accounted for as described below.

Tax Basis.  Based on our determination set forth above, the U.S. Holder’s tax basis in the Put Right will be zero, and the U.S. Holder’s tax basis in the Deposit will be 100% of the issue price.

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Principal at Risk Securities

Receipt of Stated Principal Amount in Cash upon Settlement of the Securities.  If a U.S. Holder receives the stated principal amount of a security in cash (excluding cash attributable to coupon payments on the security, which would be taxed as described above under “—Coupon Payments on the Securities”), the Put Right will be deemed to have expired unexercised.  In such case, a U.S. Holder will not recognize any gain upon the return of the Deposit, but will recognize the total amount of Put Premium received by the U.S. Holder over the term of the securities (including Put Premium received upon settlement) as short-term capital gain at such time.

Receipt of Underlying Shares Upon Maturity of the Securities.  If a U.S. Holder receives the underlying shares (and cash in lieu of any fractional share), the Put Right will be deemed to have been exercised.  In such case, the U.S. Holder will not recognize any gain in respect of the Deposit.  In addition, the U.S. Holder will not recognize any income or gain in respect of the total Put Premium received (including Put Premium received at maturity) and will not recognize any gain or loss with respect to any underlying shares received.  The U.S. Holder would have an aggregate tax basis in the underlying shares received (including any fractional share) equal to the Deposit less the total Put Premium received over the term of the securities.  A U.S. Holder’s holding period for any underlying shares received will start on the day after receipt.  With respect to any cash received in lieu of a fractional share, a U.S. Holder will recognize short-term capital gain or loss in an amount equal to the difference between the amount of cash received in lieu of a fractional share and the pro rata portion of the U.S. Holder’s aggregate adjusted tax basis in the underlying shares that is allocable to such fractional share.

Sale or Exchange of the Securities Prior to Settlement.  Upon the sale or exchange of a security, a U.S. Holder will generally recognize long-term capital gain or loss with respect to the Deposit (if the U.S. Holder has held the securities for more than one year at the time of such sale or exchange) and short-term capital gain or loss with respect to the Put Right.  For the purpose of determining such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange of a security (excluding any amount attributable to accrued but unpaid Yield on the Deposit, which would be taxed as described under “—Coupon Payments on the Securities”) between the Deposit and the Put Right based on their respective values on the date of such sale or exchange.  The amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit.  The amount realized that is attributable to the Put Right, together with the total Put Premium received over the term of the security, will be treated as short-term capital gain.

If the value of the Deposit on the date of such sale or exchange exceeds the total amount realized on the sale or exchange of the security, the U.S. Holder will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment (the “Put Right Assumption Payment”) to the purchaser of the security equal to the amount of such excess, in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Right.  In such a case, the U.S. Holder will recognize short-term capital gain or loss in respect of the Put Right in an amount equal to the total Put Premium received over the term of the security, less the amount of the Put Right Assumption Payment deemed to be made by the U.S. Holder.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper characterization of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above.  In particular, the IRS could seek to treat a security as a debt instrument subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities or to the Deposit, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a “comparable yield” based on our cost of borrowing.  Furthermore, if the securities or Deposit were treated as contingent payment debt instruments, any gain realized with respect to the securities or the Deposit would generally be treated as ordinary income.

Even if the Contingent Debt Regulations do not apply to the securities, other alternative U.S. federal income tax characterizations or treatments of the securities are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the securities.  It is possible, for example, that a security could be treated as constituting an “open transaction” with the result that the coupon payments on the securities might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or settlement of the securities.  Alternatively, the entire coupon on the securities could be required to be included in income by a U.S. Holder at the time received or other alternative characterizations are also possible.  Accordingly, prospective purchasers should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not entirely clear whether the securities would be viewed as similar to the prepaid forward contracts described in the

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Principal at Risk Securities

notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the securities is the character and timing of income or loss realized with respect to these instruments (including whether the Put Premium might be required to be included currently as ordinary income).  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;
•     a foreign corporation; or
•     a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;
•     certain former citizens or residents of the United States; or
•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

General

Payments with respect to a security by us or a paying agent to a Non-U.S. Holder, and gain realized on the sale, exchange or other disposition of such security, should not be subject to U.S. federal income or withholding tax under current law, provided that:

•     the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;
•     the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;
•     the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and
•     the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement.  The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding a security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN, on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Possible Alternative Tax Treatments of an Investment in the Securities

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” the IRS may seek to apply a different characterization and tax treatment than the treatment described herein.  Notwithstanding the possibility that an alternative treatment may apply to the securities, we believe that the U.S. federal income and withholding tax consequences to a Non-U.S. Holder of ownership and disposition of the securities should be the same under current law as those described immediately above.

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Principal at Risk Securities

However, among the issues addressed in the IRS notice described in “Additional Provisions―Tax considerations—Tax Consequences to U.S. Holders—” is the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax.  It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the securities, possibly with retroactive effect.  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice discussed above. Non-U.S. Holders should note that we currently do not intend to withhold on any of the payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above).  However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the securities as well as in connection with the proceeds from a sale, exchange or other disposition of the securities.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described under “—General—Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

The discussion in the preceding paragraphs under “Additional Provisions―Tax considerations,” insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of an investment in the securities.

Use of proceeds and hedging:
The proceeds we receive from the sale of the securities will be used for general corporate purposes.  We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions.  The costs of the securities borne by you and described page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our subsidiaries and/or third party dealers.  We expect our hedging counterparties to have taken positions in the underlying stocks and in futures or options contracts on the underlying stocks.  Such purchase activity could have increased the initial share price of an underlying stock, and, as a result, could have increased the downside threshold level for such underlying stock, which, if the securities are not redeemed prior to maturity, is the price at or above which the underlying stock must close on each determination date in order for you to avoid being exposed to the negative price performance of the underlying stock at maturity (depending also on the performance of the other underlying stocks).  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the securities, including on the determination dates, by purchasing and selling the underlying stocks, options contracts relating to the underlying stocks or any other available securities or instruments that we may wish to use in connection with such hedging activities.  We cannot give any assurance that our hedging activities will not affect the value of any underlying stock and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal

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Principal at Risk Securities

Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates

December 2013	Page 26

Worst of Fixed Coupon Auto-Callable RevConsSM due June 19, 2015
Payments on the RevCons Based on the Worst Performing of the Common Stock of Freeport-McMoRan Copper & Gold Inc., the Common Stock of Bank of America Corporation and the Common Stock of Cisco Systems, Inc.
Principal at Risk Securities

may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $20 for each security they sell.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Validity of the securities:
In the opinion of Davis Polk & Wardwell LLP, as special counsel to Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by Morgan Stanley, authenticated by the trustee pursuant to the Senior Debt Indenture and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the
Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 21, 2011, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 21, 2011.

Where you can find more information:
Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated October 19, 2012
Prospectus dated November 21, 2011

Terms used in this document are defined in the product supplement for auto-callable securities or in the prospectus.  As used in this document, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

December 2013	Page 27